PART II

OFFERING CIRCULAR

Lemon Tree Passage, Inc.

11264 NW 58 Terrace

Doral, FL 33178

Up to 5,000,000 Common Shares of Common Stock

Minimum purchase: 100 Shares ($200)

We are offering up to 5,000,000 shares of common stock on a “best efforts” basis. Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the company upon commencement of this Offering and no investor funds will be returned if an insufficient number of shares are sold to cover the expenses of this Offering and provide net proceeds to the company.

The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each share will be offered at its principal amount, two dollars ($2.00). There is a minimum purchase amount of 100 shares, for an aggregate purchase price of two hundred ($200.00) dollars.

This is our offering, and no public market currently exists for our shares. The Offering price may not reflect the market price of our shares after the Offering. The Company does not intend to seek a public listing for the Shares.  Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the shares offered hereby or on such earlier date as the Company may terminate the Offering. The shares offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of shares will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file qualification statements under Section 5 of the Securities Act using a Form S-8, a short form of qualification to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM QUALIFICATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM QUALIFICATION.

THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE QUALIFICATION REQUIREMENTS OF THESE LAWS. THE CONVERTIBLE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 7.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Shares	Public	commissions (1)	issuer (2)	other persons
Per share	1	$2.00	$0.00	$2.00	$0.00
Total Maximum	5,000,000	$10,000,000	$0.00	$10,000,000	$0.00

(1)	We are not currently using commissioned sales agents or underwriters.

The Offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been subscribed, (2) the date which is one year from this Offering Statement being qualified by the Commission, or (3) the date at which the Offering is earlier terminated by the company in its sole discretion.

We are following the “Offering Circular” format of disclosure under Regulation A.

Lemon Tree Passage, Inc.

11264 NW 58 Terrace

Doral, FL 33178

Tel. 646-600-9206

The date of this Offering Circular is December 8, 2017

We are following the “Offering Circular” format of disclosure under Regulation A Tier 1.

TABLE OF CONTENTS

1.Summary of Information in Offering Circular………………………………...…………..4

2.Risk Factors…………………………………………………………………………..…...7

3.Dilution…………………………………………………………………………………..16

4.Plan of Distribution……………………………………………………………..………..17

5.Use of Proceeds to Issuer……………………………………………………………..….18

6.Description of Business………………………………………………………….………20

7.Description of Property……………………………………………………………….….22

8.Management’s Discussion and Analysis of Financial Condition and Results of Operations………………………………………………………………………………..23

9.Directors, Executive Officers and Significant Employees………………………………25

10.Compensation of Directors and Executive Officers……………………………………..27

11.Security Ownership of Management and Certain Security Holders……………………..28

12.Interest of Management and Others in Certain Transactions…………………………….29

13.Securities Being Offered…………………………………………………………………30

14.Financial Statements……………………………………………………………………..32

15 Index to Exhibits………………………………………………………………………….42

16 Signatures………………………………………………………………………………....43

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Lemon Tree unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory shares, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Delaware on June 30, 2017. Our principal office is located at 11264 NW 58 Terrace, Doral, FL 33178
Capitalization:

Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus, there are 20,000,000 shares of our common stock issued and outstanding. Marie Ferguson owns 20 million shares. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.

Management:

Marie Ferguson

President/CEO/CFO

Experienced Financial Planner and Mortgage Broker; authorized representative and Credit Representative for Dover and eChoice Home Loans Pty Ltd, with a demonstrated history of working in the Banking industry in Australia. Founded Marie Ferguson & Associates in 2015. Skilled in all aspects of the financial planning and mortgage broking process. Supporting global businesses for over twenty years.

Controlling Shareholders:

Our Officers and/or Directors constitute the majority of our stockholders: Marie Ferguson owns 20,000,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

Shell Company Status:

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations.  Accordingly, the securities sold in this offering can only be resold through qualification under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i).  A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144.  “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities.  These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific expansion/growth plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

Lemon Tree is an online marketplace connecting borrowers and investors. We believe a technology-powered online marketplace is a more efficient mechanism to allocate capital between borrowers and investors than the traditional banking system. Consumers and small business owners borrow through Lemon Tree to lower the cost of their credit and enjoy a better experience than traditional bank lending. Investors use Lemon Tree to earn attractive risk-adjusted returns from an asset class that has historically been closed to individual investors and only available on a limited basis to institutional investors. We will built a trusted brand with a track record of delivering exceptional value and satisfaction to both borrowers and investors.

Historical Operations:	Lemon Tree Passage Inc. has been in operation since June 30, 2017.
Current Operations:	The Company is currently in the process of building its online platform.
Growth Strategy:

We believe we have substantial opportunities for future growth, and we estimate that approximately $380 billion in outstanding consumer credit would meet our marketplace’s credit policy. We intend to create easy to use our platform for loan products and add new loan products to attract a greater number and broader variety of consumers and small business owners. Because our technology can efficiently assess risk and set efficient pricing for individual borrowers, we plan to extend our platform to widen the spectrum of borrowers to meet this investor demand.

The Offering
Class of Securities Offered:	Common share, face value $2
No. of shares being Sold in the Offering:	Maximum of 5,000,00 shares of common stock at $2 per share
Offering Price:	The Company intends to offer the common shares at a price of $2 per share. There is a minimum purchase amount of one hundred shares (100) for an aggregate purchase of $200.

As of the date of this Prospectus, there are 20,000,000 shares of the Company’s common stock issued and outstanding. Marie Ferguson owns 20,000,000 shares, our officer/CFO and director own the majority issued and outstanding shares.

No. of Shares Outstanding:

There will be 25,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein. Ms. Ferguson will own 75% of the outstanding shares of common stock in the event we raise the maximum amount of proceeds from other investors in this offering.

Termination of the Offering:

The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Shares being sold, 365 days from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering qualification costs to be $35,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a qualification statement made pursuant to the Exchange Act of 1934. Moreover, there can be no assurance that a market maker will not agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTCQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our officers and directors currently own the majority of the issued and outstanding common stock of the company, and will continue to own all of the common shares to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our common stock on a “best efforts” basis through our President Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

  Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the financial statements and the related shares, before making a decision to buy our common stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Operations

As an emerging growth company with no operating history, we face increased risks, uncertainties, expenses and difficulties.

We have a limited operating history, and we have encountered and will continue to encounter risks, uncertainties, expenses and difficulties, including:

•	navigating complex and evolving regulatory and competitive environments;

•	increasing the number of borrowers and investors utilizing our platform;

•	increasing the volume of loans facilitated through our platform and transaction fees received for matching borrowers and investors through our platform;

•	entering into new markets and introducing new loan products;

•	continuing to revise our platform’s proprietary credit deaccessioning and scoring models;

•	continuing to develop, maintain and scale our platform;

•	effectively using limited personnel and technology resources;

•	effectively maintaining and scaling our financial and risk management controls and procedures;

•	maintaining the security of our platform and the confidentiality of the information provided and utilized across our platform; and

•	attracting, integrating and retaining an appropriate number of qualified employees.

If we are not able to timely and effectively address these requirements, our business and results of operations may be harmed.

If we do not compete effectively in our target markets, our operating results could be harmed.

The personal and small business lending market is competitive and evolving. We compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as banks, credit unions, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment vehicles and asset classes, such as equities, bonds and short-term fixed income securities. We also compete with other online credit marketplaces.

Many of our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current or potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our potential competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and brand loyalty and broader customer and partner relationships than we have. For example, more established Internet companies that possess large, existing customer bases, substantial financial resources and established distribution channels could enter the market. Additionally, a current or potential competitor may acquire one of our existing competitors or form a strategic alliance with one of our competitors. Our competitors may be better at developing new products, responding quickly to new technologies and undertaking more extensive marketing campaigns. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our platform could stagnate or substantially decline, we could experience reduced revenue or our marketplace could fail to achieve or maintain more widespread market acceptance, any of which could harm our business.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our platform, effectiveness of the platform’s credit deaccessioning and scoring models, changes to our platform, our ability to effectively manage and resolve borrower and investor complaints, privacy and security practices, litigation, regulatory activity and the experience of borrowers and investors with our platform or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our platform, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

If we fail to promote and maintain our brand in a cost-effective manner, we may lose market share and our revenue may decrease.

We believe that developing and maintaining awareness of our brand in a cost-effective manner is critical to attracting new and retaining existing borrowers and investors to our marketplace. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and the experience of borrowers and investors in our marketplace. Our efforts to build our brand have involved significant expense, and it is likely that our future marketing efforts will require us to incur significant additional expense. These brand promotion activities may not result in increased revenue and, even if they do, any increases may not offset the expenses incurred. If we fail to successfully promote and maintain our brand or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may lose our existing borrowers and investors to our competitors or be unable to attract new borrowers and investors.

Our success and future growth depend significantly on our successful marketing efforts, and if we are unable to attract borrowers and investors to our platform, our business and financial results may be harmed.

We intend to continue to dedicate significant resources to our marketing efforts, particularly as we continue to grow our marketplace, introduce new loan products and expand into new states. Our ability to attract qualified borrowers and sufficient investors depends in large part on the success of these marketing efforts and the success of the marketing channels we use to promote our platform. Our marketing channels include social media and the press, online partnerships, search engine optimization, search engine marketing, offline partnerships, mail-to-web and radio and television advertising. If any of our current marketing channels become less effective, if we are unable to continue to use any of these channels, if the cost of using these channels were to significantly increase or if we are not successful in generating new channels, we may not be able to attract new borrowers and investors in a cost-effective manner or convert potential borrowers and investors into active borrowers and investors in our marketplace. As a result, our revenue and results of operations would be adversely affected, which may impair our ability to grow our business.

If new loan products and platform enhancements do not achieve sufficient market acceptance, our financial results and competitive position will be harmed.

We incur expenses and expend resources upfront to develop, acquire and market new loan products and platform enhancements to incorporate additional features, improve functionality or otherwise make our platform more desirable to borrowers and investors. New loan products or platform enhancements must achieve high levels of market acceptance in order for us to recoup our investment in developing and bringing them to market.

Any new loan products and changes to our platform could fail to attain sufficient market acceptance for many reasons, including:

•	our failure to predict market demand accurately and supply loan products that meet this demand in a timely fashion;

•	borrowers and investors using our platform may not like, find useful or agree with any changes;
defects, errors or failures in our platform;

•	negative publicity about our loan products or our platform’s performance or effectiveness;

•	delays in releasing to the market new loan products or platform enhancements; and

•	the introduction or anticipated introduction of competing products by our competitors.

Fraudulent activity associated with our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease and our fraud losses to increase.

We are subject to the risk of fraudulent activity associated with our platform, issuing banks, borrowers, investors and third parties handling borrower and investor information. Our resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud. Under our agreements with investors, we are obligated to repurchase loans in cases of confirmed identity theft. The level of our fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity or significant increases in fraudulent activity could lead to regulatory intervention, negatively impact our operating results, brand and reputation and lead us to take steps to reduce fraud risk, which could increase our costs.

We anticipate that we may possibly incur significant losses in the future.

We expect to incur losses for the foreseeable future as we are implementing our growth strategy, and we expect that these losses may increase as we continue seeking to grow our audience and operations. The size and duration of our future losses will depend, in part, on the rate of future growth of our expenses and revenues. In addition, we may encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may adversely affect the timing of our financial and operating expectations. Even if we are able to grow our revenues, this may not occur quickly enough to sustain our operations.

A portion of our projected revenue would be generated from client services, in which a percentage of transactions will be collected or specifically structured fees will be incurred. We may face impediments to developing meaningful revenue through consumer services.

Our platform could fail to support our services for a number of reasons: this includes a failure to service to consumers or to gain traction with consumers. The success of our service plans may face other impediments; if we are unable, for example, to price services at a level that attracts subscribers and provides us with meaningful revenue, we may incur loss. The company also needs to be sure to follow government and financial organization regulations, and not doing so may affect the credibility or standing of our business. If we are not successful in devising and implementing an attractive service for consumers, we will fail in developing one of our projected methods of earning revenue, and our business may be adversely affected.

Our future revenue depends on our ability to retain and grow our intended consumer base through satisfying consumer services. If we are unable to provide such services and retain or grow our consumer base, our business could be adversely affected.

Our future revenue is dependent on our ability to retain and grow our consumer base that we plan to establish by providing a satisfying and differentiating product that caters to consumer needs and wants. Audience tastes and attitudes towards digital services change and our services may not appeal to our audience over the long term. If we are unable to evolve with current standards, our ability to provide satisfactory service in a way that continues to attract consumers may be hindered. If we are unable to offer sufficiently attractive services, we may be unable to grow and may experience declines in our audience and intended loyal consumer base, which would adversely affect business.

If we are unable to effectively manage growth and maintain reasonable operating costs, our results of operations and financial condition may be adversely affected.

Our plans require significant expansion of our business. If we are unable to effectively manage our employees or accurately anticipate and manage our future growth, our business may be adversely affected. Our business model depends on us maintaining manageable operating costs for the consistent maintenance of our service. If we are unable to manage our expansion and growth effectively, we may be unable to keep our operating costs within budget or maintain key performance measures for our services. Our success in managing our expansion and growth in a cost-effective manner will require us to upgrade and improve systems, procedures and controls. If we are unable to adapt our systems and put adequate controls in place in a timely manner, our business may be adversely affected. In addition, our growth may place significant demands on our management, and our overall operational and financial resources. A failure on our part to meet any of the foregoing challenges inherent in our growth strategy may have an adverse effect on our results of operations and financial condition.

We operate in an immature and rapidly evolving industry and have a relatively new business model, which makes it difficult to evaluate our business and prospects.

The industry in which we operate is characterized by rapidly changing technology, laws, evolving industry standards and shifting user and client demands. Our business model is also evolving and is different from models used by other companies in our industry. As a result of these factors, the success and future revenue and income potential of our business is uncertain. Any evaluation of our business and our prospects must be considered in light of these risks and uncertainties, some of which relate to our ability to:

−	Increase the number of our clients and grow a client base;
−	Develop relationships with businesses and other sources to attract users;
−	Expand operations and implement and improve our operational, financial and management controls;
−	Raise capital at attractive costs, or at all;
−	Attract and retain qualified management, employees and independent service providers;
−	Successfully introduce new products and services and upgrade our existing products and services;
−	Protect our proprietary technologies and our intellectual property rights; and
−

Respond to government regulations relating to the financial and translating regulations, Internet, personal data protection, email, software technologies, cyber security and other regulated aspects of our business.

If we are unable to successfully address the challenges posed by operating in an immature and rapidly evolving industry and having a relatively new business model, our business could suffer.

If we do not attract customers, we will not make a profit, which will     ultimately result in a cessation of operations.

There is no guarantee that we will be able to maintain the key number of clients needed to generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our services with prices which generate a profit.

We will operate in a highly competitive environment. If we are unable to     successfully compete with other businesses, the financial condition of     our business could be materially adversely effected.

We operate in a highly competitive environment. Our management expects to face increased competition from other Internet based translations businesses. Some competitors will accept lower margins, or negative margins, to attract attention and acquire new customers. To compete we may be forced to accept lower margins, which may reduce our gross profit.

Any failure to offer high-quality customer's services may adversely affect     our relationships with our customers and our financial results. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for services. We also may be unable to modify the format of our services to compete with changes in services provided by our competitors.

Increased customer demand for these services, without corresponding revenues, could increase costs and adversely affect our operating results. In addition, our sales process will be highly depend on business reputation and on positive recommendations from customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our services and our future profitability.

Our business depends on continued and unimpeded access to the Internet by our intended consumer base and us. Internet access providers or distributors may be able to block, degrade or charge for access to our services, which could lead to additional expenses and the loss of clients.

Products and services such as ours depend on our ability and the ability of our users to access the Internet. Currently, companies that have significant market power in the broadband and internet access marketplace mostly provide such access; this includes incumbent telephone companies, cable companies, mobile communications companies and government-owned service providers. Some such providers may take measures that could degrade, disrupt, or increase the cost of user access to products or services such as ours. This may happen by restriction or prohibition of the use of their infrastructure (which is used to support or facilitate product or service offerings such as ours), or by charging increased fees to businesses such as ours to be able to provide our service or to have users access that service. Such interference could result in a loss of existing users and increased costs. This could also impair our ability to attract new users, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users could reduce the demand for, or the use of, our products and services, increase our costs of doing business and adversely affect our operating results.

Security breaches and other network and information systems disruptions could affect our ability to conduct our business effectively.

Our information systems store and process confidential user, employee, and other sensitive personal and business data; therefore, the maintenance of our network security is of critical importance. We use third-party technology and systems for a variety of information systems operations, including encryption and authentication technology, employee email, domain name qualification, content delivery to customers, back-office support and other functions. Our systems, and those of third parties upon which our business relies, may be vulnerable to interruption or damage due to reasons out of our control.

Despite implementing all possible security measures, our information systems, and those of our service providers have been, and will likely continue to be, subject to disruption or attack. Such an event could result in a disruption of our services, improper disclosure of personal data, or confidential information. This could harm our reputation, require us to expend resources to remedy such a security breach, require us to defend against further attacks, divert management’s attention and resources, or subject us to liability under laws that protect personal data. This all may result in increased operating costs or loss of revenue.

We have implemented controls and taken other preventative measures designed to strengthen our systems against disruptions and attacks, including measures designed to reduce the impact of a security breach at our third-party vendors. Although the costs of the controls and other measures we have taken to date have not had a material effect on our financial condition, our results of operations, or our liquidity, there can be no assurance as to the cost of additional controls and measures that we may conclude to be necessary in the future.

If we do not manage our operating expenses effectively, we may lose profitability.

We plan to continue to manage costs as efficiently as we can. However, our operating expenses might increase as we expand our operations in areas of desired growth, develop and extend our business, expand our distribution platforms, acquire additional employees and acquire and integrate complementary technologies. If our expenses increase at a faster pace than our revenues, or if we otherwise fail to effectively manage costs, we may lose profitability.

Our success depends on our ability to respond and adapt to changes in technology and consumer behavior.

Technology in the media industry continues to evolve rapidly. Advances in technology have led to an increasing number of methods for online courses and programs. These developments are driving changes in consumer behavior and the ways companies deploy their advertising spend. Unless we are able to use new and existing technologies to distinguish our product and services from those of our competitors and engage users, our business may be adversely affected.

Changes in technology and consumer behavior pose a number of challenges that could adversely affect our business. For example, among others:

−	we may be unable to expand the use of our products and services to other platforms that consumers find engaging;
−	there may be changes in user sentiment about the quality or usefulness of our services;
−	technical or other problems could prevent us from delivering our product in a reliable manner or otherwise negatively affect the user experience;

Responding to these challenges may require significant investment. There can be no assurance that we will be able to raise the funds necessary to make these investments, on commercially reasonable terms or at all.

If we are unable to recruit, hire, motivate, and retain key personnel, we may not be able to execute our business plan.

Our business depends on our ability to recruit, hire, motivate and retain talented, highly skilled management, customer service, technical and other personnel. Achieving this objective may be difficult due to many factors, including fluctuations in global, national and regional economic and industry conditions, competitors’ hiring practices and the effectiveness of our compensation programs. If we do not succeed in retaining and motivating our existing key employees, and in attracting new key personnel, we may be unable to execute our business plan and grow our business. As a result, our business may be adversely affected.

In the future, we may be subject to claims of intellectual property or copyright infringement that could adversely affect our business.

Infringement claims may require us to enter into royalty or licensing agreements on unfavorable terms, use more costly alternative technologies or otherwise incur substantial monetary liability. Additionally, such claims may require us to alter our operations. The occurrence of any of these events as a result of such claims could adversely affect our business.

Adverse results from litigation could affect our business practices and operating results.

From time to time, we may be party to litigations and other proceedings. Adverse outcomes in lawsuits or similar proceedings may result in monetary damages or injunctive relief that could adversely affect our results of operations or financial condition as well as our ability to conduct our business as intended.

The use of open source software in our hardware and applications may expose us to additional risks.

Some of our hardware and applications use software covered by open source licenses. From time to time, there have been claims challenging the ownership of open source software against companies that incorporate such software into their products or applications. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Litigation could be costly for us to defend, have a negative effect on our operating results and financial condition or require us to devote additional development resources to change our operations. In addition, if we were to combine our applications with open source software in a certain manner, we could, under certain open source licenses be required to release the source code of our applications. If we inappropriately use open source software, we may be required to redesign or discontinue the use of our applications or take other remedial actions.

A variety of new and existing United States laws and regulations could subject us to claims, judgments, monetary liabilities and other remedies, and to limitations on our business practices.

We are subject to numerous United States laws and regulations covering a wide variety of subject matters. New laws and regulations, changes in existing laws and regulations or the interpretation of them, our introduction of new products or services, or an extension of our business into new areas could increase our future compliance costs; this would make our product and services less attractive to our users or cause us to change or limit our business practices. We may incur substantial expenses to comply with laws and regulations or defend against claims of noncompliance. Further, any failure on our part to comply with any relevant laws or regulations may subject us to civil or criminal liabilities, penalties, and negative publicity.

The application of existing domestic laws and regulations to us relating to issues such as financial regulations, translation requirements in the financial care field, user privacy and data protection, security, defamation, pricing, taxation, promotions, billing, real estate, consumer protection, accessibility, content regulation, quality of services, law enforcement demands, telecommunications, mobile, and intellectual property ownership and infringement in many instances is unclear or unsettled.

The Digital Millennium Copyright Act (“DMCA”) is intended, in part, to limit the liability of eligible online service providers for caching, hosting, listing or linking to third-party websites or user content that include materials that give rise to copyright infringement. Portions of the Communications Decency Act (“CDA”) are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the DMCA and the CDA in conducting our business, and may be adversely affected by future legislation and future judicial decisions altering these safe harbors or if international jurisdictions refuse to apply similar protections.

 Risks Related to Our Securities

There is no current established trading market for the Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Common Stock, and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their shares or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file qualification statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities cannot sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file qualification statements under Section 5 of the Securities Act using a Form S-8, a short form of qualification to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the shares being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our shares.  The offering price for the shares being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus, the Company had 20,000,000 shares of common stock outstanding. Marie Ferguson owns 20,000,000 shares. We may issue up to an additional 80,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the qualification requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from qualification under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without qualification in reliance on the partial preemption from the qualification or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Risk related to our officer and director residing outside the United States American, the shareholders, regulatory bodies may not be able to enforce judgments based on U.S. securities laws.

Lemon Tree is a US corporation headquartered in the State of Florida; however our corporate executive officer is non U.S. resident As a result, it may be more difficult for investors to enforce against Lemon Tree or such person the judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal and state securities laws of the U.S.  There is doubt as to the enforceability in the Australian courts, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the federal and state securities laws of the U.S, in addition to the investors the ability to among other things;

-effecting service of process within the United States on our officer and director;

-enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against your officer and director; and

-bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officer and director.

Risk related to lack of operating experience in the US Market, and we may not be able to achieve or sustain profitability.

Our officer has limited operating history in the US financial market and has focused primarily on the Australian market. Our CEO Marie Ferguson has demonstrated history of working in the Banking industry in Australia, however she lacks knowledge and operating history in the US financial market, and we may not be able to achieve or sustain profitability for that reason.

3.    DILUTION

The price of the current offering is fixed at $2 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.0001.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$4,444,000
Net tangible book value per share after offering	$0.0002
Increase to present stockholders in net tangible book value per share
after offering	$0.2222
Capital contributions	$0
Number of common shares outstanding before the offering	20,000,000
Number of common shares after offering assuming the sale of 50% of shares	22,500,000
Percentage of ownership after offering	88.88%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$7,500,000
Net tangible book value per share after offering	$0.0002
Increase to present stockholders in net tangible book value per share
after offering	$0.40
Capital contributions	$0
Number of common shares outstanding before the offering	20,000,000
Number of common shares after offering assuming the sale of the maximum number of shares	25,000,000
Percentage of ownership after offering	80%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$2.00
Dilution per share	$1.77
Capital contributions	$5,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of common shares after offering held by public investors	22,500,000
Percentage of ownership after offering	11.11%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$2.00
Dilution per share	$1.60
Capital contributions	$10,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	25,000,000
Percentage of ownership after offering	20%

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 5,000,000 common shares with no minimum, “best efforts” basis. We will sell the shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our shares using our best efforts and no one has agreed to buy any of our shares.  This prospectus permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There is no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of shares we must sell so no money raised from the sale of our shares will go into escrow, trust or another similar arrangement.

The shares are being offered by Marie Ferguson, the Company’s Chief Executive Officer/CFO.  All our company officers will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the shares.  No sales commission will be paid for shares sold by our officers; they are not subject to a statutory disqualification and are not associated persons of a broker or dealer.

Additionally, Lemon Tree’s chief officers primarily perform substantial duties on behalf of the registrant otherwise than in connection with transactions in securities.  They have not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 5,000,000 shares being offered, or (ii) 365 days after this qualification statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per share price of $2 the net proceeds from the sale of the 5,000,000  shares in this Offering will be approximately $10,000,00, after deducting the estimated offering expenses of approximately $35,000.

We will utilize the net proceeds from this offering to grow the team, salaries for the team, operational costs, infrastructure costs, marketing for our products, and other operating expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion, see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	1,250,000	2,500,000	3,750,000	5,000,000
Gross Proceeds	$2,500,000	$5,000,000	$7,500,000	$10,000,000
Total Before Expenses	$2,500,000	$5,000,000	$7,500,000	$10,000,000

Offering Expenses
Legal & Accounting	$24,500	$24,500	$24,500	$24,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$27,750	$28,250	$29,000	$35,000

Amount of Offering Proceeds Available for Investment	$2,472,250	$4,971,750	$7,471,000	$9,965,000

Expenditures
Operation Expenses (1)	$2,472,250	$4,971,750	$7,471,000	$9,965,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$2,472,250	$4,971,750	$7,471,000	$9,965,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Operation Expenses" are expenses related to our working capital expenses. These expenses include but are not limited to travel and communications expenses, non-refundable employee payments, accounting fees, marketing, salaries, infrastructure costs and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money for our operation.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we may need to secure additional funding for the fully implement our business plan.

Accordingly, we expect to use the net proceeds, estimated as discussed above, as follows, if we raise the maximum offering amount:

	Maximum Offering
	Amount	Percentage
Platform development	$2,000,000	20%
Personal	$2,500,000	25%
Sales & Marketing	$1,500,000	15%
Working Capital (1)	$4,000,000	40%
Total	$10,000,000	100%

_________________
(1) A portion of working capital will be used for officers’ salaries.

Because the Offering is being made on a “best-efforts” basis, without a minimum offering amount, we may close the Offering without sufficient funds for all the intended proceeds set out above.

If we only sell 1,250,000 shares, the net proceeds will be approximately $2,472,250 after deducting estimated offering expenses of $35,000. In the event of an Offering of that size, we expect to use the net proceeds as follows: Approximately $1,000,000 technology development, approximately $500,000 for the sales and marketing and approximately $1,500,000 for working capital.

This is a preliminary estimate based primarily upon the project investment requirement as well as our operational costs for the next three years. We intend to raise the maximum of $10 million of equity through this offering.

The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to re-allocate portions of the net proceeds reserved for one category or another, and we will have broad discretion in doing so. Pending these uses, we intend to invest the net proceeds of this Offering in short-term, interest-bearing securities.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

Lemon Tree Passage, Inc. was incorporated under the laws of Delaware on June 30, 2017. Our principal executive offices are located at 11264 NW 58 Terrace, Doral, FL 33178.

Lemon Tree is an online marketplace connecting borrowers and investors. We believe a technology-powered online marketplace is a more efficient mechanism to allocate capital between borrowers and investors than the traditional banking system. Consumers and small business owners borrow through Lemon Tree to lower the cost of their credit and enjoy a better experience than traditional bank lending. Investors use Lemon Tree to earn attractive risk-adjusted returns from an asset class that has historically been closed to individual investors and only available on a limited basis to institutional investors.

Key advantages we have relative to traditional banks include:

 • an innovative marketplace model that efficiently connects the supply and demand of capital;

• online operations that substantially reduce the need for physical infrastructure and improve convenience; and

• automation that increases efficiency, reduces manual processes and improves borrower and investor experience.

For consumers and small business borrowers, we leverage our cost advantages and marketplace model to provide borrowers with affordable credit. We utilize our technology to provide a better experience, offering borrowers a convenient, simple and fast online application that improves the often time-consuming and frustrating loan application process. We will design our products to be fair, transparent and borrower-friendly. All of the loans offered through our marketplace feature fixed rates, fixed monthly payments, no hidden fees and no prepayment penalties.

For individual and institutional investors, we deliver value by providing them with the opportunity to earn attractive risk-adjusted returns. We offer all investors equal access to standard program loans through our marketplace. Standard program loans are three- to five-year personal loans made to borrowers with a FICO score of at least 660 and that meet other strict credit criteria. We also provide access to custom program loans that do not meet the requirements of the standard program loans in terms of credit criteria, maturity or longevity of track record. Custom program loans are only available in private transactions with qualified investors. Our platform will provide investors with the transparency and flexibility to quickly and easily tailor or modify their portfolio by utilizing specific investment criteria, such as credit attributes, financial data and loan characteristics. We will use proprietary credit deaccessioning and scoring models and extensive historical loan performance data to provide investors with tools to construct loan portfolios confidently and model targeted returns. We provide investors access to data on each listed loan and all of the historical performance data for every loan ever invested in through our platform. Our platform enables broad diversification by allowing investors to invest in individual loans in increments as low as $25. Investors can be as active as they wish to be in loan selection and investment decisions. For less active investors, we will provide investment funds, managed accounts and automated investment tools that offer the same access and diversification but do not require any active involvement beyond the initial account setup, review and ongoing reporting.

Our technology platform powers our online marketplace and enables us to deliver innovative solutions to borrowers and investors. Our proprietary technology automates key aspects of our operations, including the borrower application process, data gathering, credit decisioning and scoring, loan funding, investing and servicing, regulatory compliance and fraud detection. Our platform will offer sophisticated analytical tools and data to enable investors to make informed decisions and assess their portfolios. Our extensible technology platform has allowed us to expand our offerings from personal loans to include small business loans, and to expand investor classes from individuals to institutions and create various investment vehicles.

We will generate revenue from transaction fees from our platform’s role in matching borrowers with investors to enable loan originations, servicing fees from investors and management fees for investment funds and other managed accounts. We will not assume credit risk or use our own capital to invest in loans facilitated by our platform. The capital to invest in the loans enabled through our platform comes directly from a wide range of investors, including retail investors, high-net-worth individuals and family offices, banks and finance companies, insurance companies, hedge funds, foundations, pension plans and university endowments.

Industry Background and Trends

There is an opportunity for the online marketplace model to transform the traditional banking system. We believe a transparent and open marketplace where borrowers and investors have access to information, complemented by technology and tools, can make credit more affordable, redirect existing pools of capital trapped inside the banking system and attract new sources of capital to a new asset class. We believe that online marketplaces have the power to facilitate more efficient deployment of capital and improve the global economy.

Personal and Small Business Lending Is Essential to the Economy

The ability of individuals and small businesses to access affordable credit is essential to stimulating and sustaining a healthy, diverse and innovative economy. Lending to consumers provides them financial flexibility and gives households better control over when and how to purchase goods and services. While borrower appetite for consumer and small business credit has typically remained strong in most economic environments, general economic factors and conditions, including the general interest rate environment and unemployment rates, may affect borrower willingness to seek loans and investor ability and desire to invest in loans. According to the Board of Governors of the Federal Reserve System, as of June 2014, the balance of outstanding consumer credit in the United States totaled $3.2 trillion. This amount included $873 billion of revolving consumer credit, which many consumers seek to refinance. Small businesses generated 63% of net new jobs in the United States between 1993 and the first quarter of 2014 according to the U.S. Small Business Administration, Office of Advocacy. According to the FDIC, as of March 31, 2014, there were $292 billion of commercial and industrial loans outstanding under $1 million. The market for personal and small business credit in the United States also includes an additional several trillion dollars in mortgages and other categories of secured and unsecured loans, such as those for education and motor vehicles. International markets offer similarly large opportunities.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Employees:

The Company has 1 officer.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal address is located at 11264 NW 58 Terrace, Doral, FL 33178. It’s a single structure, residential/ office; it’s held month to month by Mrs. Ferguson at no cost to Lemon Tree to minimize the cost.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Delaware on June 30, 2017. Our principal executive offices are located at 11264 NW 58 Terrace, Doral, FL 33178. Lemon Tree Passage, Inc. is an online Lemon Tree is an online marketplace connecting borrowers and investors. We believe a technology-powered online marketplace is a more efficient mechanism to allocate capital between borrowers and investors than the traditional banking system. Consumers and small business owners borrow through Lemon Tree to lower the cost of their credit and enjoy a better experience than traditional bank lending. Investors use Lemon Tree to earn attractive risk-adjusted returns from an asset class that has historically been closed to individual investors and only available on a limited basis to institutional investors.

Operating Results

Our Company is currently newly formed and did not generate any revenues. Our operating expenses consist of the costs incurred in this offering.

To meet our need for cash we are attempting to raise money from this offering, the maximum aggregate amount of this offering will be required to further implement our growth/expansion plan. We are planning to use this funding for marketing, and grow our client base. This amount will help us to generate significant revenue with our new offerings in terms of features, new items to sell, and better and easier user interface designs. We are expecting a significant amount of growth in terms of revenue, users, and market share with this raise.

Liquidity and Capital Resources

As of September 25, 217 the Company had $5000 in cash and total liabilities of $10,000 as of august 31st, 2017, the Company has incurred total expenses of $25,000, related to the offering.  We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $10,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months, and achieve significant growth.

Although we planning a major marketing and development approach, there is no guarantee that we will be successful. Our plan will depend highly on our funds, the availability of those funds, and the success of our implementation. Upon the qualification of the Form 1-A, the Company plans to pursue its marketing and growth plan. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of rapid growth will be adversely affected and the Company may not be able to pursue its goals if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to grow and to implement its plan. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are dependent upon the success of this offering to achieve our planned growth, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with only two years in operation to date, we would likely have to pay additional costs associated with loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to scale back its rapid growth plan.

Off-Balance Sheet Arrangements

As of October 31, 2017, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on its growth strategy and growing its customer base.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
Appointment
Marie Ferguson	President/CEO/CFO		June 30, 2017

Marie Ferguson, President/Chief Executive Officer/CFO:

Experienced Financial Planner and Mortgage Broker; authorized representative and Credit Representative for Dover and eChoice Home Loans Pty Ltd, with a demonstrated history of working in the Banking industry in Australia. Founded Marie Ferguson & Associates in 2015. Skilled in all aspects of the financial planning and mortgage broking process. Supporting global businesses for over twenty years.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than five (5) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

One officer.

20.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our five highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Marie Ferguson	CEO	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officer/directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (3)	acquirable	(3)
Marie Ferguson	20,000,000	0	100%.
Total All directors and officers as a group (1 persons)	20,000,000		100%

(1)	The address of those listed is 11264 NW 58 Terrace, Doral, FL 33178
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 20,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inceptions, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

13.   SECURITIES BEING OFFERED

Our authorized capital stock consists of One Hundred million (100,000,000) shares of Common Stock, par value $0.0001 per share. As of October 31, 2017, we had 20,000,000 shares common stock outstanding.

Capital Stock

We are offering 5,000,000 shares of our capital stock in this Offering.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share. As of October 31, 2017 we had 20,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. Outstanding shares are distributed in this order: Marie Ferguson owns 20,000,000 shares; The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this qualification statement, there were 20,000,000 shares of common stock issued and outstanding held by 1 shareholder. Additionally, the company will issue additional 5,000,000 shares to complete the offering.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 20,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further qualification under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. Additional to the founder’s shares, we will issue 5,000,000 shares at maturity to satisfy the offering, and per the “1A” qualification the 5,000,000 shares shall be free tradable.

The 20,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from qualification under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 204,290 shares of common stock if the over-allotment option is exercised in full); and

      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: the issuer of the securities that was formerly a shell company has ceased to be a shell company;

the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Lemon Tree Passage Inc.

FINANCIAL STATEMENTS

For the period ended October 31, 2017

CONTENTS:
Balance Sheet as of October 31, 2017

Statement of Operations for the period from June 30, 2017 to October 31, 2017

Statement of Stockholder's Deficit for the period from June 30, 2017 to October 31, 2017

Statement of Cash Flows for the period from June 30, 2017 to October 31, 2017

Shares to the Financial Statements

Lemon Tree Passage Inc.

BALANCE SHEET

As of October 31, 2017

ASSETS	Unaudited

Current Assets:
Cash and cash equivalents	$5000

Total Current Assets	$5,000
TOTAL ASSETS	$5,000
LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	25,000
Total Current Liabilities	25,000
Total Liabilities	25,000

Stockholders’ Deficit
Common Stock, Par Value $0.0001, 100,000,000 Authorized, 20,000,000 Issued & Outstanding	$5,000
Additional Paid In Capital
Accumulated deficit	(25,000)

Total Shareholders’ deficit	(20,000)

TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$ 5,000

The accompanying shares are an integral part of these financial statements.

Lemon Tree Passage Inc.

STATEMENT OF OPERATIONS

For the Period June 30, 2017 to October 31, 2017

Unaudited

Revenues, net	$ -

Operating expenses: Legal and professional charges	25,000
Total operating expenses	25,000

Net Loss	($25,000)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	($0.001)

Weighted-average number of common shares outstanding	25,000,000

The accompanying shares are an integral part of these financial statements.

Lemon Tree Passage Inc.

STATEMENT OF STOCKHOLDER’S DEFICIT

For the period June 30, 2017 to October 31st, 2017

	Common Stock Shares Amount		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit

Beginning Balance, June 30, 2017	-	$ -	$ -	$-	$ -
Issuance of Common Stock $0.0001 Par Value	20,000,000	$5,000		-	5,000
Net Loss	-	-	-	(25,000)	(25,000)

Ending Balance, October 31, 2017	20,000,000	$5,000		($25,000)	($20,000)

The accompanying shares are an integral part of these financial statements.

Lemon Tree Passage Inc.

STATEMENT OF CASH FLOWS

FOR THE PERIOD June 30, 2017 to October 31st, 2017

Unaudited

Cash Flows from Operating Activities

Net loss Increase in current assets Prepaid Expenses	($25,000) ($25,000)
Net cash used in operating activities	(25,000)

Cash Flows from Financing Activities
Common Stock issued	5,0000
Related Party Loan	25,000
Net Cash Flows From Financing Activities	30,000
Net Increase In Cash and Cash Equivalents	$5000

Cash and cash equivalents – Beginning	$ -
Cash and cash equivalents – Ending	$5000

The accompanying shares are an integral part of these financial statements.

Note 1.     Organization, History and Business

Lemon Tree Passage Inc. (“the Company”) was incorporated in Delaware on June 30, 2017. The Company was established for the purpose of executing its business plan.  The Company's fiscal year end is December 31.

.

Note 2.     Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States of America ("US GAAP").

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-

employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-20, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share have not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Prepaid Expenses

The Company had $25,000 in prepaid expenses as of June 30, 2017, for legal and professional charges paid in advance to the service provider. The expenses are being amortized as the services are being provided.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of June 30, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

10/31/2017

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

10/31/2017
Deferred tax assets

Net operating losses	$(25,000)

Deferred tax liability

Net deferred tax assets	$8,400
Less valuation allowance	($8,400)

Deferred tax asset - net	$-

The Company adopted the provisions of ASC 740-20-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of June 30, 2017.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 30, 2017 through June 30, 2017, there was no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Delaware state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On June 30, 2017 the Company issued 20,000,000 of its authorized common stock to Marie Ferguson as consideration for $5,000

The officer of the company loaned the company $25,000 for operating purposes. This amount is non-interest bearing and due on demand.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of June 30, 2017 the Company had 20,000,000 shares issued and outstanding.

The following stock issuances were made to officers of the company as compensation for services:

On June 30, 2017 the Company issued 20,000,000 of its authorized common stock to Marie Ferguson as consideration for $5,000

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

 Note 7 – Net Loss Per Share

Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similar to basic net income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if all the potential common shares, warrants and stock options had been issued and if the additional common shares were dilutive. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method for the outstanding options and the if-converted method for the outstanding convertible preferred shares. Under the treasury stock method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. Under the if-converted method, convertible outstanding instruments are assumed to be converted into common stock at the beginning of the period (or at the time of issuance, if later).

The following table sets for the computation of basic and diluted earnings per share for the period ended June 30, 2017

10/31/2017

Net Loss	$($25,000)

Weighted-average common shares outstanding basic:	25,000,000

Net loss per share Basic Diluted	(0.001) (0.001)

Note 8.    Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate the continuation of the Company as a going concern. The Company reported accumulated deficit of $25,000 as of October 31, 2017. The Company also incurred net losses of $25,000 for the period ended October 31, 2017 and had negative working capital for the period ended October 31, 2017. To date, these losses and deficiencies have been financed principally from related parties.

In view of the matters described, there is substantial doubt as to the Company's ability to continue as a going concern without a significant infusion of capital. We anticipate that we will have to raise capital to fund operations over the next 12 months. To the extent that we are required to raise additional funds to grow the business, and to cover costs of operations, we intend to do so through additional offerings of debt or equity securities. There are no commitments or arrangements for other offerings in place, no guaranties that any such financings would be forthcoming, or as to the terms of any such financings. Any future financing will involve substantial dilution to existing investors.

Note 9.    Subsequent Events

None

15. INDEX TO EXHIBITS

Exhibit 2.1 Certificate of Incorporation*

Exhibit 2.2 Bylaws*

Exhibit 4.0 Form of Subscription Agreement*

Exhibit 12.0 Opinion re legality & consent included in the opinion*

*Previously provided

Lemon Tree Passage, Inc.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Doral and County of Dade of FL, on December 8, 2017.

Lemon Tree Passage, Inc.
/s/ Marie Ferguson
By:
Name:	Marie Ferguson
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this qualification statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date
/s/ Marie Ferguson		December 8, 2017
Marie Ferguson
Director and Chief Executive Officer/Financial officer